Exhibit 99.1

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Charles F. Finn, Chief Executive Officer and Michael C. Anderson, Chief Financial Officer of Wayne Savings Bancshares, Inc. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-QSB/A for the quarter ended December 31, 2001 and that to the best of his knowledge:

(1) the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



   October 1, 2002                        /s/Charles F. Finn
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Date                                      Charles F. Finn,
                                          Chief Executive Officer


   October 1, 2002                        /s/Michael C. Anderson
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Date                                      Michael C. Anderson,
                                          Chief Financial Officer